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                                TOM BROWN, INC.

                                 SEVERANCE PLAN


         THIS SEVERANCE PLAN (the "Plan") dated as of July 1, 1998 is hereby adopted pursuant to the authorization of the Board of Directors of Tom Brown, Inc., a Delaware corporation, for the benefit of its eligible employees under the following circumstances:

                                       I.

                          DEFINITIONS AND CONSTRUCTION

         1.1 Definitions. Where the following words and phrases appear in the Plan, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary.

                 (a) "Asset Acquisition" shall be deemed to have occurred if any Person, a group or groups of related or unrelated Persons acquires more than fifty percent (50%) in value of the oil and gas properties of the Company pursuant to one or more transactions with the Company during the term of this Agreement.

                 (b) "Base Pay" shall mean the annualized base rate of compensation paid by the Company to a Covered Employee (including amounts which the Covered Employee could have received in cash had he not elected to contribute to an employee benefit plan maintained by the Company), excluding overtime pay, commissions, bonuses, employee benefits, added premiums, differentials, and all forms of incentive compensation. Base Pay shall be determined effective as of the date of the Covered Employee's Involuntary Termination. A "Week's Base Pay" shall mean Base Pay divided by fifty- two.

                 (c) "Beneficial Owner" shall have the meaning set forth in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as in effect on May 1, 1998.

                 (d) "Board" shall mean the Board of Directors of the Company.

                 (e) "Change in Control" shall be deemed to have occurred if (1) any Person is or becomes the Beneficial Owner of securities of the Company representing twenty percent (20%) or more of the Voting Power, (2) there shall occur a change in the composition of a majority of the Board within any period of four (4) consecutive years which change shall not have been approved by a majority of the Board as constituted immediately prior to such change in composition, (3) at any meeting of the shareholders of the Company called for the purpose of electing directors, more than one of the persons nominated by the Board for election as directors shall fail to be elected, or
(4) the consummation of a merger, consolidation, sale of substantially all of the assets of the
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Company or other reorganization of the Company, other than a reincorporation, in which the Company does not survive.

                 (f) "Committee" shall mean the Compensation Committee of the Board.

                 (g) "Company" shall mean Tom Brown, Inc. and any affiliated entity which is a "Participating Company" hereunder.

                 (h) "Covered Employee" shall mean any individual who, on or after the Effective Date, is a regular, full-time employee of the Company (not including consultants or temporary, casual or part time employees) other than an employee who is otherwise covered by a pre-existing severance plan or is a party to a written agreement with the Company which separately provides for severance payments or benefits upon such individual's termination of employment with the Company.

                 (i)      "Effective Date" shall mean July 1, 1998.

                 (j) "Involuntary Termination" shall mean the termination, on or within two years after the Effective Date, of a Covered Employee's employment with the Company as a result of or in connection with an Asset Acquisition or a Change in Control; provided, however, the term "Involuntary Termination" shall not include:

                          (1)     a resignation by the Covered Employee;

                          (2) a Termination for Cause or a termination other than as a result of or in connection with an Asset Acquisition or a Change in Control;

                          (3) a termination as a result of the Covered Employee's death;

                          (4) any termination as the result of the Covered Employee's disability under circumstances entitling him to benefits under the Company's long-term disability plan;

                          (5) any termination which the Company expects to be of short duration and pursuant to which the Covered Employee is subject to recall within a reasonable period of time (as determined by the Committee); or

                          (6) any termination occurring as a result of or in connection with an Asset Acquisition or a Change in Control pursuant to which the Covered Employee is employed with an affiliate of the Company or an acquiring or merging company.

                 (k) "Person" shall have the meaning set forth in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as in effect on May 1, 1998.




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                 (l)      "Severance Amount" shall mean an amount equal to two
and one-half (2 1/2) Week's Base Pay for each of such Covered Employee's Years of Service, but in no event shall such amount be less than twelve Week's Base Pay.

                 (m) "Termination for Cause" shall mean any termination of a Covered Employee's employment with the Company by reason of the Covered Employee's (1) conviction of a felony or a misdemeanor involving moral turpitude, (2) failure to perform his duties or responsibilities in a manner satisfactory to the Company, (3) engagement in conduct which is injurious (monetarily or otherwise) to the Company or any of its affiliates (including, without limitation, misuse of the Company's or an affiliate's funds or other property), (4) engagement in business activities which are in conflict with the business interests of the Company, (5) insubordination or (6) engagement in conduct which is in violation of the Company's safety rules or standards or which otherwise causes injury to another employee or any other person.

                 (n) "Voting Power" shall mean the voting power of the outstanding securities of the Company having the right under ordinary circumstances to vote at an election of the Board.

                 (o) "Year of Service" shall mean, with respect to a particular Covered Employee, each year of such Covered Employee's continuous employment by the Company from his most recent date of hire to the date his employment is subject to an Involuntary Termination (a partial year shall be deemed to be a full year for purposes of this definition). If a Covered Employee's employment is terminated and he is then reemployed under the circumstances described in Section 1.1(j)(5), then such Covered Employee shall be deemed to be continuously employed by the Company during the entire period of such layoff.

         1.2     Number and Gender.      Wherever appropriate herein, word
used in the singular shall be considered to include the plural and the plural to include the singular. The masculine gender, where appearing in this Plan, shall be deemed to include the feminine gender.

         1.3     Headings.      The headings of Articles and Sections herein are
included solely for convenience and if there is any conflict between such headings and the text of the Plan, the text shall control.

                                      II.

                               SEVERANCE BENEFITS

         2.1     Severance Benefits.       Subject to the provisions of Section
2.2 hereof, if a Covered Employee's employment by the Company shall be subject to an Involuntary Termination, then the Covered Employee shall be entitled to the following:





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                 (a)      a lump sum cash payment within a reasonable period of
time after his termination of employment in an amount equal to the Severance Amount. Payments provided herein shall be subject to any required tax withholding and any employee benefit premiums, and

                 (b) continued availability, for a period of six months, of the dental and medical insurance benefits in effect immediately prior to the date of termination at the same cost to the Covered Employee in effect at such time. Such dental and medical benefits, however, shall be subject, in the Company's discretion, to such changes, if any, made thereto in respect of benefits provided to retained Company employees. The Company shall have no obligation to continue any other benefits, including, without limitation, life insurance, accidental death and dismemberment insurance, long-term disability benefits or any other benefits.

         2.2 Release and Full Settlement. As a condition to the receipt of any severance payment hereunder, the Company, in its sole discretion, may require a Covered Employee whose employment by the Company has been subject to an Involuntary Termination to first execute a release, in the form established by the Company, releasing the Company, its shareholders, partners, officers, directors, employees and agents from any and all claims and from any and all causes of action of any kind or character, including but not limited to all claims or causes of action arising out of such Covered Employee's employment with the Company or the termination of such employment, and the performance of the Company's obligations hereunder and the receipt of the benefits provided hereunder by such Covered Employee shall constitute full settlement of all such claims and causes of action.

         2.3 Mitigation. A Covered Employee shall not be required to mitigate the amount of any payment provided for in this Article II by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Article II be reduced by any compensation or benefit earned by the Covered Employee as a result of employment by another employer or by retirement benefits. The benefits under the Plan are in addition to any other benefits to which a Covered Employee is otherwise entitled.

                                      III.

                             ADMINISTRATION OF PLAN

         3.1 Appointment of Committee. The Plan shall be administered by the Committee. The members of the Committee shall serve at the pleasure of the Board and shall administer the Plan on behalf of the Company. At any time during the term of his office, a member of the Committee may resign by giving written notice to the Board and the Committee, such resignation to become effective upon the appointment of a substitute member or, if earlier, the lapse of thirty days after such notice is given as herein provided.





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         3.2     Committee Procedure.  A majority of the members of the
Committee shall constitute a quorum. Action by the Committee may be taken at a meeting by a vote of a majority of those present or without a meeting by unanimous consent in writing of all members. If a majority of Committee members may not decide a particular issue or take action with respect to the Plan because of the application of Section 3.4, the Board shall take such action or decide such matter. The Committee shall also designate the person or persons who shall be authorized to sign for the Committee and, upon such designation, the signature of such person or persons shall bind the Committee.

         3.3 Committee's Powers and Duties. It shall be a principal duty of the Committee to see that the Plan is carried out, in accordance with its terms, for the exclusive benefit of persons entitled to participate in the Plan. The Committee shall be the named fiduciary and shall have full power to administer the Plan in all of its details, subject to applicable requirements of law. For this purpose, the Committee's powers shall include, but not be limited to, the following authority, in addition to all other powers provided by this Plan:

                 (a) to make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan;

                 (b) to interpret the Plan, its interpretation thereof to be final and conclusive on all persons claiming benefits under the Plan;

                 (c) to decide all questions concerning the Plan and the eligibility of any person to participate in the Plan;

                 (d) to make a determination as to the right of any person to a benefit under the Plan (including, without limitation, to determine whether and when there has been a termination of a Covered Employee's employment and the cause of such termination);

                 (e) to appoint such agents, counsel, accountants, consultants, claims administrator and other persons as may be required to assist in administering the Plan;

                 (f) to allocate and delegate its responsibilities under the Plan and to designate other persons to carry out any of its responsibilities under the Plan, any such allocation, delegation or designation to be in writing;

                 (g) to sue or cause suit to be brought in the name of the Plan; and

                 (h) to obtain from the Company and from Covered Employees such information as is necessary for the proper administration of the Plan.





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         3.4     Member's Own Participation.  No Covered Employee or agent of the Committee may act, vote, or otherwise influence a decision of the Committee specifically relating to himself as a participant in the Plan.

         3.5 Indemnification of Committee. The Company agrees to indemnify and to defend to the fullest extent permitted by law any member of the Committee against all liabilities, damages, costs and expenses (including attorneys' fees and amounts paid in settlement of any claims approved by the Company) occasioned by any act or omission to act in connection with the Plan, if such act or omission was in good faith.

         3.6 Compensation, Bond and Expenses. The members of the Committee shall not receive compensation with respect to their services in respect of the Plan. To the extent required by applicable law, but not otherwise, Committee members shall furnish bond or security for the performance of their duties hereunder. Any expenses properly incurred by the Committee incident to the administration, termination or protection of the Plan, including the cost of furnishing bond, shall be paid by the Company.

         3.7 Claims Review. In any case in which a Covered Employee's claim for Plan benefits is denied or modified, the Committee shall:

                 (a) state the specific reason or reasons for the denial or modification;

                 (b) provide specific reference to pertinent Plan provisions on which the denial or modification is based;

                 (c) provide a description of any additional material or information necessary for the Covered Employee or his representative to perfect the claim and an explanation of why such material or information is necessary; and

                 (d) explain the Plan's claim review procedure as contained herein.

In the event the request is denied or modified, if the Covered Employee or his representative desires to have such denial or modification reviewed, he must, within sixty days following receipt of the notice of such denial or modification, submit a written request for review by the Committee of its initial decision. Within sixty days following such request for review the Committee shall, after providing a full and fair review, render its final decision in writing to the Covered Employee or his representative stating specific reasons for such decision. If special circumstances require an extension of such sixty-day period, the Committee's decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If an extension of time for review is required, written notice of the extension shall be furnished to the Covered Employee or representative prior to the commencement of the extension period.





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                                      IV.

                               GENERAL PROVISIONS

         4.1 Funding. The benefits provided herein shall be unfunded and shall be provided from the Company's general assets.

         4.2 Cost of Plan. The entire cost of the Plan shall be borne by the Company and no contributions shall be required of the Covered Employees.

         4.3 Plan Year. The initial Plan year shall be from July 1, 1998 through December 31, 1998. Thereafter, the Plan shall operate on a plan year consisting of the twelve consecutive month period commencing on January 1 of each year.

         4.4 Amendment and Termination. The Plan may be amended from time to time, or terminated and discontinued, at any time, in each case at the discretion of the Board.

         4.5 Other Adopting Entities. It is contemplated that affiliates of the Company may adopt this Plan and thereby become a "Participating Company" hereunder. Any such entity, whether or not presently existing, may become, upon approval of the Board, a party hereto by appropriate action of its board of directors or noncorporate counterpart. The provisions of the Plan shall apply separately and equally to each Participating Company and its employees in the same manner as is expressly provided for the Company and its employees, except that the power to affect the Committee and the power to amend or terminate the Plan shall be exercised by the Board alone. Nevertheless, any Participating Company may, with the consent of the Board, incorporate in its adoption agreement or in an amendment document specific provisions relating to the operation of the Plan, and such provisions shall become a part of the Plan as to such Participating Company only. Transfer of employment among the Company and Participating Companies (and among any of their affiliates) shall not be considered an Involuntary Termination hereunder. Any Participating Company may, by appropriate action of its board of directors or noncorporate counterpart, terminate its participation in the Plan. Moreover, the Board may, in its discretion, terminate a Participating Company's Plan participation at any time.

         4.6 Not Contract of Employment. The adoption and maintenance of the Plan shall not be deemed to be a contract of employment between the Company and any person or to be consideration for the employment of any person.
Nothing herein contained shall be deemed to give any person the right to be retained in the employ of the Company or to restrict the right of the Company to discharge any person at any time nor shall the Plan be deemed to give the Company the right to require any person to remain in the employ of the Company or to restrict any person's right to terminate his employment at any time.





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         4.7     Severability.  Any provision in the Plan that is prohibited or unenforceable in any jurisdiction by reason of applicable law shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibitions or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         4.8 Nonalienation. Covered Employees shall not have any right to pledge, hypothecate, anticipate or assign benefits or rights under the Plan, except by will or the laws of descent and distribution.

         4.9 Governing Law. THE PLAN SHALL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW.





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